UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

Commission File Number: 000-21088

VICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	93—0948554
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10390 Pacific Center Court

San Diego, California 92121

(Address of principal executive offices)

(858) 646-1100

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VICL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On August 20, 2019, Vical Incorporated (the “Company”) entered into an amendment (the “Amendment”) with Brickell Biotech, Inc., a Delaware corporation and clinical-stage medical dermatology company (“Brickell”), and Victory Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), to the Agreement and Plan of Merger and Reorganization dated as of June 2, 2019 by and among the Company, Brickell and Merger Sub (the “Merger Agreement”). Pursuant to the Merger Agreement, as amended, and upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, as amended, Merger Sub will be merged with and into Brickell (the “Merger”), with Brickell surviving the Merger as a wholly owned subsidiary of the Company.

Pursuant to the Amendment, the parties revised the minimum Brickell net working capital closing condition from -$11.5 million to -$14.3 million, revised the Brickell valuation from $60.0 million to $50.2 million, and revised the range of Brickell closing net working capital, outside of which there will be a dollar-for-dollar adjustment to the Brickell valuation, to -$14.8 million to -$13.8 million and fixed the assumed share price for purposes of applying the treasury stock method to calculate the number of Brickell and Vical outstanding shares at $0.79 and $1.35, respectively. The amended Brickell valuation results in an ownership split between Brickell and Vical stockholders of approximately 56% and 44%, respectively (on a fully diluted basis using the treasury stock method in instances other than with respect to the NovaQuest Warrants (as defined in the Merger Agreement) and certain equity issuances by Brickell following the signing of the Merger Agreement and prior to the completion of the Merger), or 51% and 49%, respectively (on a fully diluted basis using the treasury stock method), subject to further adjustment pursuant to the terms of the Merger Agreement, as amended by the Amendment. Other than as set forth in the Amendment, the terms of the Merger Agreement are unchanged.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached to this report as Exhibit 2.1 and incorporated herein by reference.

Additional Information and Where You Can Find It

In connection with the proposed transactions between the Company and Brickell, the Company filed a definitive proxy statement and proxy card with the Securities and Exchange Commission (the “SEC”) (the “Proxy Statement”) on July 12, 2019, which was amended on August 8, 2019 and again on August 20, 2019. This communication may be deemed to be solicitation material in respect of the proposed transactions and is not a substitute for the Proxy Statement or any other documents that the Company filed or may file with the SEC or sent or may send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Stockholders may obtain free copies of the Proxy Statement and all other documents filed or that will be filed with the SEC regarding the proposed transactions at the website maintained by the SEC at www.sec.gov. The Proxy Statement is available free of charge on the Company’s website at http://vical.com/, by contacting the Company’s Investor Relations at 858-646-1100, ir@vical.com or by phone at 858-646-1100 or by mail at Investor Relations, Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121.

Participants in Solicitation

The Company, Brickell and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in connection with the proposed transactions. Information regarding the special interests of these directors and executive officers is included in the Proxy Statement. Additional information about the Company’s directors and executive officers is set forth in the Company’s Definitive Proxy Statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2018. Other information regarding the interests of such individuals, as well as information regarding Brickell’s directors and executive officers and other persons who may be deemed participants in the proposed transactions, is set forth in the Proxy Statement, which was filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This report does not constitute an offer to sell or solicitation of an offer to buy any securities or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated August 20, 2019, by and among the Company, Brickell and Merger Sub.

*	Schedules and exhibits to the Amendment have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2019	Vical Incorporated

	By:	/s/ Anthony A. Ramos
	Name:	Anthony A. Ramos
	Title:	Chief Financial Officer